Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
FOR IMMEDIATE RELEASE
NATIONSHEALTH ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS
SUNRISE, Fla. — May 9, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced its financial results for the first quarter ended March 31, 2006.
Revenue for the three months ended March 31, 2006 increased 32% to $25.0 million from $19.0 million for the corresponding period in 2005. Net loss for the three months ended March 31, 2006 was $13.5 million, or $0.49 per share, compared to a net loss of $8.3 million, or $0.32 per share, for the corresponding period in 2005.
The Medicare Part D segment, which consists of the Company’s marketing, distribution and enrollee services related to CIGNA’s nationwide CIGNATURE Rx Medicare Part D Prescription Drug Plan, contributed $12.2 million to revenue in the first quarter of 2006, including approximately $8.5 million of revenue related to initial marketing and enrollment efforts. This service revenue was partially offset by lower net product sales from the Company’s medical products segment due to the sale of the Company’s respiratory division on September 2, 2005, which contributed approximately $6.2 million to revenue in the first quarter of 2005.
The net loss for the first quarter of 2006 reflected a loss of approximately $6.9 million, before allocation of general and administrative expenses, attributable to the CIGNATURE Rx Medicare Part D Prescription Drug Plan, including approximately $17.2 million of initial marketing and enrollment costs. As of April 30, 2006, the plan had approximately 170,000 enrollees. “Our first quarter results reflect our continued initial enrollment efforts for CIGNATURE Rx,” said Timothy Fairbanks, the Company’s Chief Financial Officer. “Looking forward, the amendment we signed with CIGNA, which became effective February 20, 2006, modified the compensation terms of our Strategic Agreement with CIGNA for an interim period, and should enable us to demonstrate improved operating cash flow commencing in the second quarter of 2006. In addition, with the conclusion of the initial open enrollment period in mid-May, we expect our Part D operations to become profitable starting in the third quarter.”
NationsHealth’s COO, Robert Tremain added, “Our recent management restructuring to streamline our organization is one of several initiatives we have undertaken to strengthen our ability to execute our business plan and improve financial results.”
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NationsHealth, Inc. News Release

As previously announced, NationsHealth will host a conference call at 11:00 a.m. ET today to review its financial results for the first quarter ended March 31, 2006.

Access Information:
Date:	May 9, 2006
Time:	11:00 a.m. ET
U.S./Canada dial-in number:	866-239-0753
International dial-in number:	718-354-1157
Participant passcode:	3064683
Live webcast:	www.nationshealth.com, listed under Investor Relations, Conference Calls.
Replay Access Information:
A recording of the conference call will be available three hours after completion until May 16, 2006 at midnight ET at 888-203-1112 (U.S.) and 719-457-0820 (International). The replay passcode is 3064683. The webcast will be archived for on demand listening for 30 days on NationsHealth’s website, www.nationshealth.com.
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NationsHealth, Inc. News Release

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 50,000 pharmacies nationwide, to approximately 3.1 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to 102,000 patients. NationsHealth is also the provider of diabetes supplies to 12,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.
This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives, efforts to streamline operations, projections with respect to enrollment and market opportunities for Part D and specialty pharmacy programs and future financial results, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
Net product sales	$10,854	$17,137
Prescription card revenue	1,973	1,855
Service revenue	12,188	—

	25,015	18,992

Cost of product sales	5,284	6,926
Cost of services	19,082	—

Gross Profit	649	12,066

Operating Expenses:
Patient acquisition and related costs	1,081	9,154
Patient service and fulfillment	2,444	3,892
General and administrative	7,842	4,304
Provision for doubtful accounts	856	2,321
Depreciation and amortization	344	216
Amortization of equity issued to CIGNA	969	—

	13,536	19,887

Loss from Operations	(12,887)	(7,821)

Other Expense, net	(643)	(453)

Net Loss	$(13,530)	$(8,274)

Loss per share — basic and diluted	$(0.49)	$(0.32)

Weighted average shares outstanding — basic and diluted	27,808	26,175

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash and short-term investments	$5,854	$14,894
Accounts receivable, net	9,015	7,908
Inventory	1,167	1,285
Costs related to billings in process, net	843	874
Other receivables	996	1,877
Prepaid expenses and other current assets	1,003	750

Total current assets	18,878	27,588
Property and equipment, net	3,829	3,747
Investment in joint venture	1,530	1,488
Deferred CIGNA equity compensation	14,540	15,510
Other assets, net	1,813	1,526

Total assets	$40,590	$49,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,767	$13,387
Accrued expenses	11,499	12,030
Deferred revenue, current portion	619	235
Line of credit	2,500	2,500

Total current liabilities	28,385	28,152

Long-Term Liabilities:
Deferred revenue	1,374	1,100
Convertible notes, net	5,440	5,176
Other long-term liabilities	1,950	1,414

Total long-term liabilities	8,764	7,690

Stockholders’ Equity	3,441	14,017

Total liabilities and stockholders’ equity	$40,590	$49,859

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